UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2001

BROWN & BROWN, INC. (Exact name of registrant as specified in its charter)

FLORIDA	0-7201	59-0864469
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

220 S. Ridgewood Ave., Daytona Beach, Fl	32114
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (386) 252-9601

ITEM 5. OTHER EVENTS.

On November 1, 2001, Brown & Brown, Inc., a Florida corporation ("Brown"), acquired Raleigh, Schwarz & Powell, Inc., a Washington corporation ("RSP"), through the merger of a wholly-owned subsidiary of Brown with and into RSP.  The merger was effected pursuant to an Agreement and Plan of Reorganization dated as of July 25, 2001, as amended by a First Amendment to Agreement and Plan of Reorganization dated as of August 10, 2001. Brown accounted for the acquisition as a pooling-of-interests.

Accounting Series Release 135, as interpreted by Staff Accounting Bulletin 65, indicates that no affiliate of either combining company may reduce its risk relating to its common shareholder position until the publication of financial results covering at least 30 days of post-merger combined operations.  This Form 8-K is filed for the purpose of publishing combined operating results to satisfy this provision.

The following are the restated, condensed consolidated results of operations (unaudited) of Brown and its subsidiaries for the 11-month period ended November 30, 2001.  These results have been prepared and are being published only for purposes of complying with pooling-of-interests accounting requirements relating to affiliate transactions.  The results for this 11-month period are thus not necessarily indicative of the results that may be expected for the 3-month period or the year ending December 31, 2001.

The following results do not include all of the information and the footnotes required by generally accepted accounting principles for complete audited or unaudited financial statements.  For further information, reference should be made to the consolidated financial statements and footnotes included in Brown's annual report on Form 10-K for the year ended December 31, 2000, and on Form 10-Q for the quarter ended September 30, 2001.

Combined Results for
January 1, 2001 – November 30, 2001
(unaudited, in thousands)

Revenues	$331,056
Net Income	$ 47,577

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BROWN & BROWN, INC.
(Registrant)

/S/ CORY T. WALKER
Date: December 12, 2001
Cory T. Walker, Vice President,

Chief Financial Officer and

  Treasurer

(Signature)